Exhibit 99.1


               Capstone Turbine Announces Fiscal-Year 2005 Results


           CHATSWORTH, Calif.--(BUSINESS WIRE)--July 6, 2005--Capstone Turbine Corporation(R) (Nasdaq:CPST) (www.microturbine.com) reported results for its fiscal year 2005 in its Form 10-K filed with the Securities and Exchange Commission on June 29, 2005.
           "We are pleased with the progress we made in fiscal 2005 to build Capstone," said John Tucker, President and CEO of Capstone. "A year ago, we developed our strategic plan for transitioning Capstone into a cash flow positive and profitable company. In the first year of executing on that plan, we made progress in all of our identified initiatives. Focusing our marketing efforts and growing business in our targeted markets was one key element of the plan. The growth in orders, with fiscal 2005 orders more than 190% of the order rate recorded in fiscal 2004, demonstrates our initial success in penetrating these targeted markets. This success came in part from our work to rationalize our channels and to create a more tailored approach to the targeted markets. In fiscal 2005, approximately 90% of our sales were still generated by our distributors and dealers."
           Tucker continued, "A key enabling factor to our market success came from the improvements we made in our product robustness. As a result of these improvements, we are more confident today that customers' applications of Capstone MicroTurbines(R) will produce positive performance for their businesses. The improvements also resulted in an ability to lower our standard warranty costs by one-third for new sales. We are very pleased that more than 9 million operating hours have been accumulated for Capstone MicroTurbines. We look forward to the continuing growth in the run-time hours for our products." In announcing Capstone's expanded fuel capabilities for its C60 microturbines, Tucker said, "We believe the additions we have made to the operating fuels for our model C60 microturbines, gaseous propane and compress natural gas, and our expected introduction of a C60 biogas model in late fall of this year, will provide even greater appeal to our target markets."
           "Our success has come in part from our expanded market presence," said Tony Hynes, Vice President of Sales and Service for Capstone. "In fiscal 2005, we opened a field service office in Japan to support our distributors and end users in that region. We also opened sales and service offices in New York and Italy. Our Italian office, which serves as our European headquarters, has already reported orders for fiscal year 2006 of more than 7 megawatts. This represents roughly the same level of business in Europe, in just over three months in fiscal
2006, as Capstone has received from Europe since its first sales of microturbines in 1998. We are delighted at the success our regional presence has delivered." Further, Hynes announced, "As a result of the success we have had with our local presence, we are opening Capstone
Mexico and are exploring the possibility of an office in Boston. Our new office in New York has already produced 2.4 megawatts of new orders since it opened in December 2004. We believe our prospects are very strong for continuing business growth in the Northeastern United States."
           Year-to-date orders in fiscal 2006 reported by Capstone were 9.8 megawatts and backlog as of July 6th stands at 17.1 megawatts. "This level represents more megawatts in backlog today than Capstone shipped in all of fiscal 2005," said Tucker. "The investments we made in building our business in fiscal 2005 are already paying off in fiscal
2006. With our tremendous early successes in fiscal 2006, we are closing in on our targeted sales level for the year. We expect that further changes we are making in the business, such as our new
National Sales Representative agreement with WESCO Distribution that we announced earlier today, and additional developments we expect to announce soon, will provide us even more momentum in our targeted markets."
           In summarizing Capstone's revisit of its three-year strategic plan, Tucker said, "We reconfirmed our target markets of CHP/CCHP, Resource Recovery, Power Reliability and Remote Power when we revisited our strategic plan. Our approach to our distribution channels, combining sales through distributors and dealers, as well as direct sales and lead generation by sales representatives, was also reaffirmed. Our goals for fiscal 2006 include doubling our sales as compared with fiscal 2005, reaching a positive gross margin and reducing our cash burn. We continue to target reaching cash flow positive in our fiscal year 2007 that ends March 31, 2007."
           Capstone's financial highlights for fiscal 2005 included sales of $17.0 million, up $4.4 million from $12.6 million reported for fiscal
2004. The majority of the increase in sales reflected higher demand for the Company's C60 model microturbines. Backlog at the end of fiscal 2005 was 10.8 megawatts, reflecting backlog at the beginning of the year of 6.5 megawatts, orders during the period of 20.8 megawatts and shipments of 16.5 megawatts.
           The reported gross loss was $6.9 million for fiscal 2005, an improvement of $9.9 million from the $16.8 million loss reported in fiscal 2004. Lower warranty costs accounted for the change between periods.
           Operating expenses were $34.2 million for the year, up $2.1 million from the prior year. The higher spending resulted primarily from higher consulting costs for Sarbanes-Oxley compliance work, information technology systems developments and market development activities.
           Capstone's net loss was $39.4 million, an improvement of $8.3 million from the $47.7 million loss reported in fiscal 2004. Fiscal
2005's reported net loss was $0.47 per share as compared with $0.58 a year earlier.
           Cash usage in the fiscal year was $38.8 million, an increase of $8.6 million from fiscal year's cash usage of $30.2 million. The higher cash usage was largely attributable to cash used for inventory purchases in the current year as opposed to cash sources from inventory reductions in the prior year.
           Cash and cash equivalents at the end of the year were $63.6 million.

           Conference Call

           The Company will host a conference call today, Wednesday, July 6, at 2:00 p.m. Pacific Time. Access to the live broadcast and a replay of the webcast will be available for 90-days through the Company's website: www.microturbine.com.

           About Capstone Turbine

           Capstone Turbine Corporation(R) (www.microturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems. In 1998, Capstone was the first to offer commercial energy products utilizing microturbine technology, the result of more than ten years of focused research. Capstone Turbine has shipped more than 3,000 Capstone MicroTurbine(R) systems to customers worldwide. These award-winning systems have logged more than 9 million hours of documented operation. An ISO 9001:2000 certified company, Capstone Turbine is headquartered in the Los Angeles area with sales and/or service centers in New York, Milan and Tokyo.
           "Capstone Turbine Corporation" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.
           This press release contains "forward-looking statements," as that term is used in the federal securities laws, about Capstone's business, with regard to, among other items, expectations of reaching cash flow positive or positive gross margin, reducing cash usage, increasing sales, penetrating target markets, the success of customers' applications, and expected results from Capstone's sales offices. Forward-looking statements may be identified by words such as "believe," "expects," "objective," "intend," "targeted," "plan," "on track" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Many of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


                     CAPSTONE TURBINE CORPORATION
                      CONSOLIDATED BALANCE SHEETS

                                             March 31,     March 31,
                                                2005          2004
                                           ------------- -------------
                  Assets
Current Assets:
 Cash and cash equivalents                  $63,593,000  $102,380,000
 Accounts receivable, net of allowance for
  doubtful accounts and sales returns of
  $536,000 in 2005 and $479,000 in 2004       3,150,000     4,170,000
 Inventory                                   11,273,000     7,893,000
  Prepaid expenses and other current assets     912,000     1,099,000
   Assets held for sale                          80,000            --
                                           ------------- -------------
  Total current assets                       79,008,000   115,542,000
                                           ------------- -------------
Equipment and Leasehold Improvements:
 Machinery, equipment and furniture          18,760,000    20,877,000
 Leasehold improvements                       8,563,000     8,499,000
 Molds and tooling                            3,096,000     4,363,000
                                           ------------- -------------
                                             30,419,000    33,739,000
 Less accumulated depreciation and
  amortization                               19,890,000    18,718,000
                                           ------------- -------------
  Total equipment and leasehold
   improvements                              10,529,000    15,021,000
Non-Current Portion of Inventory              3,990,000     3,936,000
Intangible Asset, net                         1,427,000     1,694,000
Other Assets                                    236,000       352,000
                                           ------------- -------------
  Total                                     $95,190,000  $136,545,000
                                           ============= =============

   Liabilities and Stockholders' Equity
Current Liabilities:
 Accounts payable                            $3,324,000    $2,790,000
 Accrued salaries and wages                   1,442,000     1,664,000
 Other accrued liabilities                    2,472,000     2,043,000
 Accrued warranty reserve                     8,667,000    11,695,000
 Deferred revenue                             1,522,000     1,166,000
 Current portion of notes payable and
  capital lease obligations                      19,000       582,000
                                           ------------- -------------
  Total current liabilities                  17,446,000    19,940,000
                                           ------------- -------------

Long-Term Portion of Note Payable and
 Capital Lease Obligations                       64,000        13,000

Other Long-Term Liabilities                   1,002,000     1,149,000

Commitments and Contingencies                        --            --

Stockholders' Equity:
 Preferred stock, $.001 par value;
  10,000,000 shares authorized; none issued          --            --
 Common stock, $.001 par value; 415,000,000
  shares authorized; 85,379,446 shares
  issued and 84,828,238 shares outstanding
  at March 31, 2005;  85,025,817 shares
  issued and 84,474,609 shares outstanding
  at March 31, 2004                              85,000        85,000
 Additional paid-in capital                 530,931,000   530,394,000
 Accumulated deficit                       (453,469,000) (414,020,000)
 Less deferred stock compensation              (356,000)     (503,000)
 Less treasury stock, at cost; 551,208
  shares in 2005 and 2004                      (513,000)     (513,000)
                                           ------------- -------------
  Total stockholders' equity                 76,678,000   115,443,000
                                           ------------- -------------
 Total                                      $95,190,000  $136,545,000
                                           ============= =============


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Three
                        Years Ended            Months
                         March 31,             Ended      Year Ended
                ---------------------------   March 31,   December 31,
                    2005          2004          2003          2002
                ------------- ------------- ------------ -------------

Net Revenues     $16,968,000   $12,607,000   $2,782,000   $19,529,000
Cost of Goods
 Sold             23,908,000    29,385,000    4,956,000    41,530,000
                ------------- ------------- ------------ -------------
Gross Loss        (6,940,000)  (16,778,000)  (2,174,000)  (22,001,000)
Operating
 Expenses:
  Research and
   development    11,761,000    11,221,000    1,006,000     6,966,000
  Selling,
   general and
   administrative 22,419,000    20,840,000    4,821,000    31,846,000
  Impairment loss
   on marketing
   rights                 --            --           --    15,999,000
                ------------- ------------- ------------ -------------
    Total
     operating
     costs and
     expenses     34,180,000    32,061,000    5,827,000    54,811,000
                ------------- ------------- ------------ -------------
Loss from
 Operations      (41,120,000)  (48,839,000)  (8,001,000)  (76,812,000)
Interest Income    1,338,000     1,284,000      439,000     2,840,000
Interest Expense     (37,000)     (183,000)     (73,000)     (407,000)
Other Income, net    372,000         1,000        2,000        26,000
                ------------- ------------- ------------ -------------
Loss Before
 Income Taxes    (39,447,000)  (47,737,000)  (7,633,000)  (74,353,000)
Provision for
 Income Taxes          2,000         2,000        2,000         2,000
                ------------- ------------- ------------ -------------
Net Loss        $(39,449,000) $(47,739,000) $(7,635,000) $(74,355,000)
                ============= ============= ============ =============
Net Loss Per
 Share of Common
 Stock -- Basic
 and Diluted          $(0.47)       $(0.58)      $(0.09)       $(0.95)
                ============= ============= ============ =============
Weighted Average
 Common Shares
 Outstanding      84,377,794    82,348,711   81,410,614    78,130,795
                ============= ============= ============ =============


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           Year Ended    Year Ended
                                            March 31,     March 31,
                                              2005          2004
                                          ------------- -------------

Cash Flows from Operating Activities:
Net loss                                  $(39,449,000) $(47,739,000)
Adjustments to reconcile net loss to net
 cash used in operating activities:
     Depreciation and amortization           5,181,000     6,180,000
     Non-cash reversal of administrative
      expenses                                      --            --
     Impairment loss on fixed assets and
       manufacturing license                   614,000            --
     Impairment loss on marketing rights            --            --
     Provision for doubtful accounts and
      returns                                   57,000       280,000
     Inventory write-down                      744,000       931,000
     (Benefit) provision for warranty
      expenses                                (682,000)    9,749,000
   Loss on disposal of fixed assets             24,000       315,000
   Non-employee stock compensation             129,000        92,000
   Employee and director stock
    compensation                               251,000       528,000
Changes in operating assets and
 liabilities:
  Accounts receivable                          963,000      (509,000)
  Inventory                                 (4,062,000)    3,871,000
  Prepaid expenses and other assets            187,000       258,000
  Accounts payable                             534,000       440,000
  Accrued salaries and wages and other
   accrued and long term liabilities            60,000       890,000
  Accrued warranty reserve                  (2,346,000)   (4,551,000)
  Deferred revenue                             356,000      (247,000)
                                          ------------- -------------
    Net cash used in operating activities  (37,439,000)  (29,512,000)
                                          ------------- -------------

Cash Flows from Investing Activities:
Acquisition of and deposits on equipment
 and leasehold improvements                 (1,057,000)   (1,299,000)
Proceeds from sale of equipment                  3,000        28,000
                                          ------------- -------------
   Net cash used in investing activities    (1,054,000)   (1,271,000)
                                          ------------- -------------

Cash Flows from Financing Activities:
Repayment of capital lease obligations        (598,000)   (1,415,000)
Exercise of stock options, restricted
 stock award and employee stock purchases      304,000     2,086,000
Purchase of treasury stock                          --       (92,000)
Net proceeds from issuance of common stock          --            --
                                          ------------- -------------
   Net cash provided by (used in)
    financing activities                      (294,000)      579,000
                                          ------------- -------------

Net Decrease in Cash and Cash Equivalents (38,787,000) (30,204,000) Cash and Cash Equivalents, Beginning of
 Year                                      102,380,000   132,584,000
                                          ------------- -------------
Cash and Cash Equivalents, End of Year     $63,593,000  $102,380,000
                                          ============= =============

Supplemental Disclosures of Cash Flow
 Information
Cash paid during the year for:
 Interest                                      $35,000      $183,000
 Income taxes                                   $2,000        $2,000


                                           Three Months
                                               Ended      Year Ended
                                             March 31,   December 31,
                                               2003          2002
                                           ------------- -------------

Cash Flows from Operating Activities:
Net loss                                    $(7,635,000) $(74,355,000)
Adjustments to reconcile net loss to net
 cash used in operating activities:
     Depreciation and amortization            1,573,000     9,891,000
     Non-cash reversal of administrative
      expenses                               (1,099,000)
     Impairment loss on fixed assets and
       manufacturing license                         --     5,016,000
     Impairment loss on marketing rights             --    15,999,000
     Provision for doubtful accounts and
      returns                                   220,000       215,000
     Inventory write-down                       243,000     4,793,000
     (Benefit) provision for warranty
      expenses                                  385,000     6,175,000
   Loss on disposal of fixed assets                  --       102,000
   Non-employee stock compensation                4,000            --
   Employee and director stock compensation     210,000     1,024,000
Changes in operating assets and
 liabilities:
  Accounts receivable                           732,000     2,907,000
  Inventory                                    (967,000)    1,272,000
  Prepaid expenses and other assets             990,000    (1,202,000)
  Accounts payable                             (873,000)      830,000
  Accrued salaries and wages and other
   accrued and long term liabilities           (580,000)      683,000
  Accrued warranty reserve                     (634,000)   (3,406,000)
  Deferred revenue                              512,000      (737,000)
                                           ------------- -------------
    Net cash used in operating activities    (6,919,000)  (30,793,000)
                                           ------------- -------------

Cash Flows from Investing Activities:
Acquisition of and deposits on equipment
 and leasehold improvements                    (271,000)   (2,515,000)
Proceeds from sale of equipment                      --            --
                                           ------------- -------------
   Net cash used in investing activities       (271,000)   (2,515,000)
                                           ------------- -------------

Cash Flows from Financing Activities:
Repayment of capital lease obligations         (343,000)   (1,309,000)
Exercise of stock options, restricted stock
 award and employee stock purchases              22,000       280,000
Purchase of treasury stock                     (215,000)     (206,000)
Net proceeds from issuance of common stock           --     3,985,000
                                           ------------- -------------
   Net cash provided by (used in) financing
    activities                                 (536,000)    2,750,000
                                           ------------- -------------

Net Decrease in Cash and Cash Equivalents (7,726,000) (30,558,000) Cash and Cash Equivalents, Beginning of
 Year                                       140,310,000   170,868,000
                                           ------------- -------------
Cash and Cash Equivalents, End of Year     $132,584,000  $140,310,000
                                           ============= =============

Supplemental Disclosures of Cash Flow
 Information
Cash paid during the year for:
 Interest                                       $73,000      $407,000
 Income taxes                                    $2,000        $2,000




    CONTACT: Capstone Turbine Corporation
             General Media Inquiries:
             Keith Field, 818-734-5465
             Investor and Investment Media Inquiries:
             Cindy Martinez, 818-407-3643 (Investor Info.)